QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.01

Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

GoRemote Internet Communications, Inc.
Milpitas, California

        We hereby consent to the incorporation by reference in the Registration Statements on and Forms S-8 (No. 333-112305, No. 333-110895, No. 333-107634, No. 333-83632, No. 333-55244 and No. 333-92837), Form S-3 (No. 333-88492), and Form S-4 (No. 333-109022) of our report dated January 6, 2005, relating to the consolidated financial statements and schedule of GoRemote Internet Communications, Inc., which appear in this Annual Report on Form 10-KT for the ten months ended October 31, 2004.

/s/ BDO Seidman, LLP

San Francisco, California
January 11, 2005

QuickLinks

  Exhibit 23.01